CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-167434 on Form N-2 of our report dated July 23, 2010 relating to the financial statements of BlackRock Build America Bond Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Princeton, New Jersey
July 23, 2010